EXHIBIT 23.1



                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-104779) and related Prospectus of PrivateBancorp, Inc. for the registration of 1,725,000 shares of its common stock and to the incorporation by reference therein of our report dated January 20, 2003, with respect to the consolidated financial statements of PrivateBancorp, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP


Chicago, Illinois
May 30, 2003